EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CTAM@alpha-ir.com
Traded: OTCQB (CTAM)

FOR IMMEDIATE RELEASE
MONDAY MAY 14, 2018

 A. M. CASTLE & CO. REPORTS FIRST QUARTER RESULTS, GAINS ACCESS TO ADDITIONAL CAPITAL
Company sees double digit volume increase in healthy start to 2018
OAK BROOK, IL, May 14, 2018 - A. M. Castle & Co. (OTCQB: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported financial results for the first quarter of 2018. The Company also announced today that it has reached an agreement in principle with its first lien lender, PNC Bank, National Association (“PNC”), to provide for up to an additional $20.5 million of borrowing capacity under its existing first lien credit facility (the “Credit Facility”). This contemplated additional borrowing capacity will be made available in part by way of a participation in the Credit Facility by certain of the Company’s shareholders. The agreement to provide this additional borrowing capacity is subject to customary conditions to closing, including execution of acceptable documentation and approval, which the Company expects to complete within the next 30 days.
First Quarter 2018 Financial Highlights:

•	Realized quarter-over-quarter volume increase of 13% and year-over year-volume increase of 4%

•	Increased net sales by 18% quarter-over-quarter and 7% year-over-year to $145.9 million

•	Reported net loss of $5.1 million, which included $7.1 million of interest expense, $1.3 million of which was cash interest

•	Achieved EBITDA of $3.8 million and adjusted EBITDA of $3.5 million, including foreign currency gains of $2.8 million and $1.8 million, respectively

•	Improved gross material margin to 24.7% compared to 21.8% in the fourth quarter 2017
President and CEO Steve Scheinkman commented, “We are very pleased that the operating performance improvements we implemented last year have translated into significantly improved financial results in only our second full quarter since our emergence from bankruptcy. Our quarterly net sales were higher compared to both the prior quarter and the first quarter of last year, driven by strong volume growth and higher selling prices. Selling prices improved 2.8% compared to the fourth quarter, and 5.1% compared to the first quarter of last year, as a result of both strong demand and the announced imposition of tariffs by the U.S. on imports of steel and aluminum from certain countries.”
Scheinkman further commented, “As our financial performance continues to improve, we appreciate the continued financial backing of our shareholders and PNC evidenced by this transaction.  Along with the Company’s improvement in cash-generating capabilities, access to this additional capital will enable us to continue our growth by providing us the opportunity to make additional investments in inventory which will ultimately enhance our ability to serve our customers.”
Executive Vice President and CFO Pat Anderson added, “Last year, we implemented an aggressive inventory reduction plan, which has reduced significant amounts of our excess, slow moving inventory burden. It has also significantly increased our inventory turns, and, as a result, we are seeing improvements in gross material margin. In the quarter, our gross material margin increased to 24.7% up from 21.8% in the fourth quarter of 2017. We expect this positive trend to continue throughout 2018.”

EX-1-

Anderson continued, “We also passed another significant milestone in achieving adjusted EBITDA in excess of our $1.3 million in cash interest for the quarter. In addition to the cash and non-cash portions of our interest expense recognized in the quarter, we adopted accounting guidance which resulted in $1.2 million of interest cost from our pension and other postretirement benefit plans being classified as interest expense rather than a sales, general and administrative expense. The cash interest paid of $1.3 million is significantly lower than our cash interest burden prior to our emergence from bankruptcy.”
Scheinkman concluded, “Although our first quarter results were negatively impacted by increased freight costs stemming from higher fuel prices and additional variable expense from higher shipping volumes, we saw upward trends in demand and a strong pricing environment throughout the first quarter, which have continued into the second quarter. Our gross material margin improved sequentially throughout the first quarter and continued into April. While we saw some customer buying accelerated in the first quarter in anticipation of price increases, we did not experience any slowing of sales in April and we enter May with the strongest order book we have had in quite some time. Due to our established domestic sourcing relationships, we continue to be well-situated as uncertainty builds around the market in response to announced tariffs and potential for quotas on imports.”
Presentation of Predecessor and Successor Financial Results
The Company adopted fresh-start reporting as of August 31, 2017, the date the Company's Amended Prepackaged Joint Chapter 11 Plan of Reorganization became effective and the Company emerged from its Chapter 11 cases (the "Effective Date"). As a result of the application of fresh-start reporting, the Company’s financial statements for periods prior to the Effective Date are not comparable to those for periods subsequent to the Effective Date. References to “Successor” refer to the Company on or after the Effective Date. References to “Predecessor” refer to the Company prior to the Effective Date. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year. References such as the “Company,” “we,” “our” and “us” refer to A.M. Castle & Co. and its subsidiaries, whether Predecessor and/or Successor, as appropriate.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 22 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol "CTAM".
Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking

EX-2-

statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring, as well as the anticipated increase in our borrowing capacity under our Credit Facility. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, the impact of our substantial level of indebtedness and our ability to obtain the requisite approvals and finalize the documentation relating to our additional borrowing capacity, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we filed on March 15, 2018. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

Condensed Consolidated Statements of Operations	Successor	Predecessor
(Dollars in thousands, except per share data)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017 As Adjusted*
Unaudited
Net sales	$145,873	$135,926
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	109,904	101,037
Warehouse, processing and delivery expense	20,355	18,719
Sales, general and administrative expense	16,548	15,096
Restructuring expense	—	128
Depreciation and amortization expense	2,376	3,864
Total costs and expenses	149,183	138,844
Operating loss	(3,310)	(2,918)
Interest expense, net	7,126	11,946
Financial restructuring expense	—	877
Unrealized loss on embedded debt conversion option	—	146
Other income, net	(4,774)	(2,332)
Loss before income taxes	(5,662)	(13,555)
Income tax benefit	(521)	(63)
Net loss	$(5,141)	$(13,492)

* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

Reconciliation of EBITDA and of Adjusted EBITDA to Reported Net Loss:	Successor
(Dollars in thousands)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017 As Adjusted*
Unaudited
Net loss, as reported	$(5,141)	$(12,506)
Depreciation expense	2,376	2,711
Interest expense, net	7,126	7,403
Income tax benefit	(521)	(3,474)
EBITDA	3,840	(5,866)
Non-GAAP adjustments (a)	(332)	(48)
Adjusted EBITDA	$3,508	$(5,914)
* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

(a) Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these amounts.

EX-4-

Reconciliation of Adjusted Non-GAAP Net Income (Loss) to Reported Net Loss:	Successor
(Dollars in thousands)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017
Unaudited
Net loss, as reported	$(5,141)	$(12,506)
Non-GAAP adjustments:
Reorganization items, net(a)	—	2,013
Noncash compensation expense	646	651
Foreign exchange gain on intercompany loans	(978)	(360)
Unrealized gain on embedded debt conversion option	—	(2,352)
Non-GAAP adjustments to arrive at Adjusted EBITDA	(332)	(48)
Non-cash interest expense(b)	4,534	4,799
Total non-GAAP adjustments	4,202	4,751
Tax effect of adjustments	—	—
Adjusted non-GAAP net loss	$(939)	$(7,755)
(a) Reorganization items, net includes expenses incurred after the pendency of the Company's chapter 11 cases. For the three months ended December 31, 2017, the amount was comprised of legal and other professional fees.

(b) Non-cash interest expense for the three months ended March 31, 2018 includes interest paid in kind of $2,954 and amortization of debt discount of $1,580. Non-cash interest expense for the three months ended December 31, 2017 includes interest paid in kind of $2,914 and amortization of debt discount of $1,885.

EX-5-

CONDENSED CONSOLIDATED BALANCE SHEETS	Successor
(Dollars in thousands, except par value data)	March 31, 2018	December 31, 2017
Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$7,778	$11,104
Accounts receivable, less allowances of $1,663 and $1,586, respectively	91,784	74,370
Inventories	158,064	154,491
Prepaid expenses and other current assets	16,073	12,274
Income tax receivable	1,923	1,576
Total current assets	275,622	253,815
Goodwill and intangible assets, net	8,176	8,176
Prepaid pension cost	11,433	10,745
Deferred income taxes	1,298	1,278
Other noncurrent assets	1,934	1,344
Property, plant and equipment:
Land	5,581	5,581
Buildings	21,238	21,296
Machinery and equipment	34,645	33,011
Property, plant and equipment, at cost	61,464	59,888
Accumulated depreciation	(5,211)	(2,961)
Property, plant and equipment, net	56,253	56,927
Total assets	$354,716	$332,285
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,911	$41,757
Accrued and other current liabilities	16,396	13,931
Income tax payable	163	262
Short-term borrowings	4,803	5,854
Current portion of long-term debt	119	118
Total current liabilities	74,392	61,922
Long-term debt, less current portion	214,977	199,903
Deferred income taxes	16,294	16,166
Build-to-suit liability	9,431	10,148
Other noncurrent liabilities	3,727	3,784
Pension and postretirement benefit obligations	6,344	6,377
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value—200,000 Class A shares authorized with 3,734 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	37	37
Additional paid-in capital	51,526	49,944
Accumulated deficit	(18,468)	(13,327)
Accumulated other comprehensive loss	(3,544)	(2,669)
Total stockholders’ equity	29,551	33,985
Total liabilities and stockholders’ equity	$354,716	$332,285

EX-6-

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Successor	Predecessor
(Dollars in Thousands)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Unaudited
Operating activities:
Net loss	$(5,141)	$(13,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,376	3,864
Amortization of deferred financing costs and debt discount	1,580	1,410
Unrealized loss on embedded debt conversion option	—	146
Gain on sale of property, plant and equipment	(5)	(2)
Unrealized foreign currency gain	(991)	(527)
Noncash interest paid in kind	2,954	—
Noncash compensation expense	646	154
Deferred income taxes	127	(734)
Other, net	154	207
Changes in assets and liabilities:
Accounts receivable	(17,195)	(15,164)
Inventories	(3,389)	(10,285)
Prepaid expenses and other current assets	(3,848)	(3,938)
Other noncurrent assets	312	2,635
Prepaid pension costs	(688)	(718)
Accounts payable	11,095	15,281
Income tax payable and receivable	(440)	144
Accrued and other current liabilities	1,304	3,652
Pension and postretirement benefit obligations and other noncurrent liabilities	(54)	(171)
Net cash used in operating activities	(11,203)	(17,538)
Investing activities:
Capital expenditures	(1,538)	(1,096)
Proceeds from sale of property, plant and equipment	5	2
Proceeds from release of cash collateralization of letters of credit	—	45
Net cash used in investing activities	(1,533)	(1,049)
Financing activities:
Proceeds from long-term debt including credit facilities	11,500	—
Repayments of long-term debt including credit facilities	(22)	(78)
Short-term borrowings, net	(1,191)	—
Payments of debt issue costs	—	(911)
Payments of build-to-suit liability	(897)	—
Net cash from (used in) financing activities	9,390	(989)
Effect of exchange rate changes on cash and cash equivalents	20	197
Net change in cash and cash equivalents	(3,326)	(19,379)
Cash and cash equivalents - beginning of year	11,104	35,624
Cash and cash equivalents - end of period	$7,778	$16,245

EX-7-

LONG-TERM DEBT	Successor
(Dollars In Thousands)	March 31, 2018	December 31, 2017

5.00% / 7.00% Second Lien Notes due August 31, 2022	$171,720	$168,767
Floating rate New ABL Credit Facility due February 28, 2022	112,547	101,047
Other, primarily capital leases	268	288
Less: unvested restricted Second Lien Notes due August 31, 2022	(1,953)	(2,144)
Less: unamortized discount	(67,486)	(67,937)
Total long-term debt	215,096	200,021
Less: current portion of long-term debt	119	118
Total long-term portion	$214,977	$199,903

EX-8-